EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Multi-Series Trust
File Number: 811-6566
Registrant CIK Number: 0000884122

Sub-Item 77Q3


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1-
Class A 2417, Class B 502, Class C 1701
Series 2
Class A 3538, Class B 821, Class C 212

73A1/73A2-
Series 1-
Class A $0.11, Class B $0.10, Class C $0.10
Series 2
Class A $0.33, Class B $0.29, Class C $0.29

74U1/74U2-
Series 1-
Class A 32908, Class B 6112, Class C 28203
Series 2-
Class A 10783, Class B 2748, Class C 803

74V1/74V2-
Series 1-
Class A $4.77, Class B $4.75, Class C $4.79
Series 2-
Class A $10.59, Class B $10.57, Class C $10.61